UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2017
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, the Compensation and Executive Organization Committee (the “Committee”) of the Board of Directors of The Hershey Company (the “Company”) approved a special equity award for Terence L. O’Day, the Company’s Senior Vice President, Chief Product Supply and Technology Officer.

In recognition of his expanded role and overall accountability for the Company’s supply chain and information technology initiatives, as well as his day-to-day leadership of the Company’s recently announced Margin for Growth Program, the Committee granted Mr. O’Day 9,341 contingent target performance stock units (“PSUs”). In general, the PSUs will vest on May 2, 2019, the second anniversary of the grant date (subject to earlier, pro-rata vesting in the event of Mr. O’Day’s death or disability). The actual number of PSUs earned can range between 0% and 150% of the contingent target PSUs granted to Mr. O’Day, based on his performance relative to certain individual performance objectives established by the Committee in connection with the award.

The award was granted pursuant to the terms and conditions of The Hershey Company Equity and Incentive Compensation Plan and a Notice of Special Award of Performance Stock Units (the “PSU Award Agreement”). The Committee approved the form of PSU Award Agreement on May 2, 2017.

The foregoing is not a complete description of the PSU Award Agreement and is qualified in its entirety by reference to the full text of the PSU Award Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on May 3, 2017. Set forth below are the final voting results from the meeting.

Proposal No. 1 — Election of Directors

Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Pamela M. Arway	702,045,041	10,696,841	23,327,065
John P. Bilbrey	709,058,837	3,683,045	23,327,065
James W. Brown	711,609,118	1,132,764	23,327,065
Michele G. Buck	711,687,077	1,054,805	23,327,065
Charles A. Davis	711,020,322	1,721,560	23,327,065
M. Diane Koken	711,579,034	1,162,848	23,327,065
James M. Mead	703,087,728	9,654,154	23,327,065
Anthony J. Palmer	711,563,426	1,178,456	23,327,065
Thomas J. Ridge	707,758,295	4,983,587	23,327,065
David L. Shedlarz	711,388,725	1,353,157	23,327,065

Holders of the Company's Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mary Kay Haben	102,001,646	4,619,396	23,266,495
Robert M. Malcolm	105,404,822	1,216,220	23,266,495

Proposal No. 2 — Independent Registered Public Accounting Firm

Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, ratified the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2017, by the votes set forth as follows:

Votes For	Votes Against	Abstentions
734,845,212	877,182	346,553

Proposal No. 3 — Non-Binding Advisory Vote on Named Executive Officer Compensation

Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, approved the compensation of the Company's named executive officers on a non-binding advisory basis by the votes set forth as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
708,211,368	3,928,008	602,506	23,327,065

Proposal No. 4 — Non-Binding Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation

Holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, indicated a preference to hold future advisory votes on named executive officer compensation every year by the votes set forth as follows:

1 Year	2 Years	3 Years	Abstentions
702,494,017	448,601	9,384,631	414,633

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Form of Notice of Special Award of Performance Stock Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: May 5, 2017	By:	/s/ Patricia A. Little
Patricia A. Little Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Notice of Special Award of Performance Stock Units